EXHIBIT 99.7

                 IN THE SUPREME COURT OF THE STATE OF DELAWARE

--------------------------x        :
                                   :
IN RE BIGMAR, INC.                 :  No. 203, 2002
SECTION 225 LITIGATION             :
                                   :  COURT BELOW: COURT OF
--------------------------x        :  CHANCERY OF THE STATE OF
                                   :  DELAWARE IN AND FOR NEW
                                   :  CASTLE COUNTY
                                   :  CONSOLIDATED CIVIL ACTION
                                   :  NO. 19289-NC

                              NOTICE OF DISMISSAL

         WHEREAS the April 5, 2002 Memorandum Opinion of the Court Chancery (pp. 48-49) recognized that the Court of Chancery was not empowered to determine whether shares of Bigmar, Inc. ("Bigmar") stock held by Jericho II LLC ("Jericho") were, for all purposes or in any ultimate series, wrongfully procured, but that the issue should be determined in a separate plenary action in Michigan, Tramontana v. May, Case No. 02-10012 (U.S.D.C. Mich. 2002) (the "Michigan Action");

         WHEREAS discovery of Citizens Bank ("Citizens") in the Michigan Action has resulted in documents and testimony reflecting that there had been a default in the loans owed by Jericho to Citizens and that Citizens had demanded full repayment of the Jericho loans; and

         WHEREAS the appropriate forum for determination of all rights with respect to the Bigmar shares held by Jericho is the Michigan Action;

         NOW THEREFORE, pursuant to Supreme Court Rule 29(a), Appellant Cynthia
R. May hereby dismisses her appeal in this action.


                                  PRICKETT, JONES & ELLIOTT


                                  By: /s/ Michael Hanrahan
                                      ---------------------------------
                                      MICHAEL HANRAHAN (I.D. No. 941)
                                      JOHN H. SMALL (I.D. No. 664)
                                      GARY F. TRAYNOR (I.D. No. 2181)
                                      PAUL A. FIORAVANTI, JR. (I.D. NO. 3808)
                                      1310 King Street
                                      Wilmington, Delaware 19801
                                      (302) 888-6500
                                      Attorneys for Plaintiff Below-Appellant

OF COUNSEL
Frederic T. Spindel
Pillsbury Winthrop LLP
1600 Tysons Boulevard
McLean, VA 22101
(703) 905-2188

Date: June 24, 2002